EXHIBIT 8.1

ALSTON&BIRD LLP

The Atlantic Building

950 F Street, NW

Washington, DC 20004

202-756-3300

Fax: 202-756-3333

www.alston.com

[                    ], 2009

Wells Timberland REIT, Inc.

6200 The Corners Parkway

Norcross, Georgia 30092-3365

Re:     Tax Opinion

Ladies and Gentlemen:

We are acting as special tax counsel to Wells Timberland REIT, Inc., a Maryland corporation (the “Company”), in connection with the Registration Statement on Form S-11, File No. 000-53193 dated [                    ], 2009 (as amended, the “Registration Statement”), filed by the Company with the Securities and Exchange Commission, relating to your offering of up to $2.2 billion of the Company’s common stock, par value $0.01 per share (collectively, the “Shares”).

You have requested our opinion as to the accuracy of the discussion of U.S. federal income tax considerations contained under the caption “Federal Income Tax Considerations” in the Registration Statement.

In preparing this opinion, we have reviewed the Registration Statement and such documents as we have considered appropriate. We have assumed, with your consent, that the Registration Statement accurately describes the intended structure and operations of the Company.

In rendering the opinion set forth herein, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to authentic original documents of all documents submitted to us as copies.

Based on the foregoing, we are of the opinion that the discussion of U.S. federal income tax considerations contained under the caption “Federal Income Tax Considerations” in the Registration Statement fairly summarizes the U.S. federal income tax consequences that are likely to be material to a holder of the Shares.

One Atlantic Center • 1201 West Peachtree Street • Atlanta, GA 30309-3424 • 404-881-7000 • Fax: 404-881-7777

Bank of America Plaza • 101 South Tryon Street, Suite 4000 • Charlotte, NC 28280-4000 • 704-444-1000 • Fax: 704-444-1111

Chase Tower • 2200 Ross Avenue, Suite 3601 • Dallas, TX 75201-2708 • 214-922-3400 • Fax: 214-922-3899

333 South Hope Street • 16th Floor • Los Angeles, CA 90071-1410 • 213-576-1000 • Fax: 213-576-1100

90 Park Avenue • New York, NY 10016 • 212-210-9400 • Fax: 212-210-9444

3201 Beechleaf Court, Suite 600 • Raleigh, NC 27604-1062 • 919-862-2200 • Fax: 919-862-2260

Two Palo Alto Square • 3000 El Camino Real, Suite 400 • Palo Alto, CA 94306-2112 • 650-838-2000 • Fax: 650-838-2001

2801 Townsgate Road • Suite 215 • Westlake Village, CA 91361-3020 • 805-497-9474 • Fax: 805-497-8804

The Atlantic Building • 950 F Street, NW • Washington, DC 20004-1404 • 202-756-3300 • Fax: 202-756-3333

Wells Timberland REIT, Inc.

                    , 2009

The opinions expressed herein are given as of the date hereof and are based upon the Code, the U.S. Treasury regulations promulgated thereunder, current administrative positions of the U.S. Internal Revenue Service, and existing judicial decisions, any of which could be changed at any time, possibly on a retroactive basis. Any such changes could adversely affect the opinions rendered herein. In addition, as noted below, our opinions are based solely on the documents that we have examined and the representations that have been made to us, and cannot be relied upon if any of the facts contained in such documents or in such additional information is, or later becomes, inaccurate or if any of the representations made to us is, or later becomes, inaccurate. Finally, our opinion is limited to the U.S. federal income tax matters specifically covered herein, and we have not opined on any other tax consequences to the Company or any other person, and we express no opinion with respect to other federal laws, the laws of any other jurisdiction, the laws of any state or as to any matters of municipal law or the laws of any other local agencies within any state.

No opinion other than that expressly contained herein may be inferred or implied. We have no obligation to update this opinion.

This opinion is addressed only to Wells Timberland REIT, Inc., and no other person is entitled to rely upon it.

Very truly yours,

ALSTON & BIRD, LLP